Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS SECOND QUARTER 2022 RESULTS;
QUARTERLY DIVIDEND OF $0.72 PER SHARE

	Second Quarter Results				Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
	Q2 2022	Q2 2021	Q2 2022	Q2 2021	YTD 2022	YTD 2021	YTD 2022	YTD 2021
Net Revenues ($ mm)	$630.9	$687.9	$637.4	$691.2	$1,353.8	$1,350.2	$1,365.8	$1,361.1
Operating Income ($ mm)	$146.2	$207.0	$153.2	$210.3	$355.5	$401.2	$368.1	$412.1
Net Income Attributable to Evercore Inc. ($ mm)	$95.6	$140.4	$107.8	$154.0	$253.6	$284.7	$281.1	$316.5
Diluted Earnings Per Share	$2.33	$3.21	$2.46	$3.17	$6.13	$6.46	$6.29	$6.47
Compensation Ratio	61.7%	59.3%	61.0%	59.0%	60.5%	59.5%	59.9%	59.0%
Operating Margin	23.2%	30.1%	24.0%	30.4%	26.3%	29.7%	27.0%	30.3%
Effective Tax Rate	26.0%	22.1%	27.0%	24.7%	20.4%	19.2%	21.2%	21.0%

Business and Financial Highlights	■
Second Quarter and First Half Net Revenues were $630.9 million and $1.4 billion, respectively, on a U.S. GAAP basis and $637.4 million and $1.4 billion, respectively, on an Adjusted basis. First Half 2022 Net Revenues were flat on both a U.S. GAAP and an Adjusted basis versus 2021

	■	Advisory Revenues of $1.2 billion on both a U.S. GAAP basis and an Adjusted basis for the first half of 2022 were records, increasing 12% on both a U.S. GAAP and an Adjusted basis versus the same period in 2021

	■	European fees were a strong contributor to second quarter Advisory Fees as we continue to build our brand and presence globally

	■	Evercore hosted its inaugural Global Clean Energy Summit which was a cornerstone event for Evercore ISI and Advisory energy transition efforts
	■	Evercore was awarded M&A Deal of the Year by The Banker

Talent	■	Five Advisory Senior Managing Directors have already joined Evercore in 2022, three of whom joined in the second quarter and July, all in areas of strategic significance; Herb Yeh and Chris Buddin have built on the momentum in our Technology coverage team, and Jason Fournier has strengthened our coverage in Consumer/Retail ECM

	■	Two additional Advisory Senior Managing Directors have committed to join in 2022, contributing to our Debt Advisory & Placement and European businesses, respectively

Financial Transactions	■	Refinanced $67 million of Senior Unsecured Notes through the issuance of an equivalent amount of 4.61% Senior Unsecured Notes due November 15, 2028

Capital Return	■	Quarterly dividend of $0.72 per share

	■	Returned $502.0 million to shareholders during the first six months of 2022 through dividends and repurchases of 3.6 million shares at an average price of $120.13

NEW YORK, July 27, 2022 – Evercore Inc. (NYSE: EVR) today announced its results for the second quarter ended June 30, 2022.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Despite today’s uncertain environment, we accomplished a solid second quarter and first half of 2022. While our backlogs remain strong, we recognize the increased risk associated with the current geopolitical, economic, and market headwinds. We remain confident in our growth strategy and believe that the investments in our business will allow us to continue to achieve success for our clients, firm, and shareholders. As it relates to talent, we are pleased to have seven Advisory Senior Managing Directors join this year. Further, we remain committed to our capital return strategy and will continue to return capital to shareholders while maintaining a durable balance sheet."

Roger C. Altman, Founder and Senior Chairman, "Evercore has continued to execute very well. And, historically, during complex environments like this, we improve our market share. That is our goal again here."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-9 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and six months ended June 30, 2022 was higher than U.S. GAAP as a result of Special Charges, Including Business Realignment Costs. Special Charges, Including Business Realignment Costs, in 2022 relate to charges associated with the prepayment of the Company's $67 million aggregate principal amount of its 5.23% Series B senior notes, originally due March 30, 2023 (the "Series B Notes"), during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.

The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 has been excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three and six months ended June 30, 2022 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three and six months ended June 30, 2021 are included in pages A-2 to A-9.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-5 to A-7 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees	$576,245	$560,814	3%	$1,200,809	$1,072,732	12%
Underwriting Fees	13,516	48,048	(72%)	49,822	127,305	(61%)
Commissions and Related Revenue	52,485	50,725	3%	103,383	104,251	(1%)
Investment Management:
Asset Management and Administration Fees	15,968	16,183	(1%)	33,083	31,132	6%
Other Revenue, net	(27,297)	12,095	NM	(33,326)	14,755	NM
Net Revenues	$630,917	$687,865	(8%)	$1,353,771	$1,350,175	—%

	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
Total Number of Fees from Advisory Client Transactions(1)	217	255	(15%)	354	418	(15%)
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	100	115	(13%)	186	218	(15%)

Total Number of Underwriting Transactions	7	31	(77%)	21	70	(70%)
Total Number of Underwriting Transactions as a Bookrunner	5	25	(80%)	18	56	(68%)

1.Includes Advisory and Underwriting Transactions.

	As of June 30,
	2022	2021	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$10,462	$11,134	(6%)
Total Assets Under Management	$10,462	$11,134	(6%)

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $0.3 million and $76.3 million as of June 30, 2022 and 2021, respectively.

Advisory Fees – Second quarter Advisory Fees increased $15.4 million, or 3%, year-over-year, reflecting growth in average fee size during the second quarter of 2022. Year-to-date Advisory Fees increased $128.1 million, or 12%, year-over-year, reflecting growth in average fee size during 2022.

Underwriting Fees – Second quarter Underwriting Fees decreased $34.5 million, or 72%, year-over-year, and year-to-date Underwriting Fees decreased $77.5 million, or 61%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $1.8 million, or 3%, year-over-year, primarily reflecting higher trading volumes. Year-to-date Commissions and Related Revenue decreased $0.9 million, or 1%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions.

Asset Management and Administration Fees – Second quarter Asset Management and Administration Fees decreased $0.2 million, or 1%, year-over-year, driven by a decrease in fees from Wealth Management clients as associated AUM decreased 6%, primarily from market depreciation. Year-to-date Asset Management and Administration Fees increased $2.0 million, or 6%, year-over-year, driven by an increase in fees from Wealth Management clients.

Other Revenue – Second quarter Other Revenue, net, decreased $39.4 million year-over-year, primarily reflecting a shift from gains of $9.8 million to losses of $26.4 million on our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program. The decrease was also driven by a $4.4 million gain on the redemption of the G5 debt security in the second quarter of 2021. Year-to-date Other Revenue, net, decreased $48.1 million year-over-year, primarily reflecting a shift from gains of $16.0 million to losses of $31.5 million on our investment funds portfolio due to the overall market decline. The decrease was also driven by a $4.4 million gain on the redemption of the G5 debt security in the second quarter of 2021. This was partially offset by a $1.3 million gain on the sale of a portion of our interests in ABS during the first quarter of 2022.

Expenses

	U.S. GAAP
	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$388,971	$407,798	(5%)	$818,706	$803,188	2%
Compensation Ratio	61.7%	59.3%		60.5%	59.5%
Non-Compensation Costs	$95,232	$73,054	30%	$178,987	$145,766	23%
Non-Compensation Ratio	15.1%	10.6%		13.2%	10.8%
Special Charges, Including Business Realignment Costs	$532	$—	NM	$532	$—	NM

Employee Compensation and Benefits – Second quarter Employee Compensation and Benefits decreased $18.8 million, or 5%, year-over-year, reflecting a compensation ratio of 61.7% for the quarter versus 59.3% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries, costs associated with investments in new hires and an increase in the amortization of prior period deferred compensation awards. Year-to-date Employee Compensation and Benefits increased $15.5 million, or 2%, year-over-year, reflecting a year-to-date compensation ratio of 60.5% versus 59.5% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries and costs associated with investments in new hires, as well as an increase in the amortization of prior period deferred compensation awards, partially offset by a lower accrual for incentive compensation. The Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter Non-Compensation Costs increased $22.2 million, or 30%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, higher professional fees, including fee sharing agreements with sub advisors, as well as an increase in bad debt expense compared to a reversal of bad debt expense in the prior year period. The second quarter Non-Compensation ratio of 15.1% increased from 10.6% for the prior year period. Year-to-date Non-Compensation Costs increased $33.2 million, or 23%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, higher professional fees, including fee sharing agreements with sub advisors, as well as an increase in bad debt expense compared to a reversal of bad debt expense in the prior year period. The year-to-date Non-Compensation ratio of 13.2% increased from 10.8% for the prior year period.

Special Charges, Including Business Realignment Costs – Second quarter and year-to-date 2022 Special Charges, Including Business Realignment Costs, relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.

Effective Tax Rate

The second quarter effective tax rate was 26.0% versus 22.1% for the prior year period. The year-to-date effective tax rate was 20.4% versus 19.2% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date provision for income taxes reflects an additional tax benefit of $19.8 million versus $17.0 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-9 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-5 to A-7 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees(1)	$576,409	$561,363	3%	$1,201,347	$1,073,450	12%
Underwriting Fees	13,516	48,048	(72%)	49,822	127,305	(61%)
Commissions and Related Revenue	52,485	50,725	3%	103,383	104,251	(1%)
Investment Management:
Asset Management and Administration Fees(2)	18,078	19,028	(5%)	37,331	36,832	1%
Other Revenue, net	(23,039)	12,027	NM	(26,112)	19,257	NM
Net Revenues	$637,449	$691,191	(8%)	$1,365,771	$1,361,095	—%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.2 million and $0.5 million for the three and six months ended June 30, 2022, respectively, and $0.5 million and $0.7 million for the three and six months ended June 30, 2021, respectively.

2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $2.1 million and $4.2 million for the three and six months ended June 30, 2022, respectively, and $2.8 million and $5.7 million for the three and six months ended June 30, 2021, respectively.

See page 4 for additional business metrics.

Advisory Fees – Second quarter adjusted Advisory Fees increased $15.0 million, or 3%, year-over-year, reflecting growth in average fee size during the second quarter of 2022. Year-to-date adjusted Advisory Fees increased $127.9 million, or 12%, year-over-year, reflecting growth in average fee size during 2022.

Underwriting Fees – Second quarter Underwriting Fees decreased $34.5 million, or 72%, year-over-year, and year-to-date Underwriting Fees decreased $77.5 million, or 61%, year-over-year. The decrease principally reflects a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – Second quarter Commissions and Related Revenue increased $1.8 million, or 3%, year-over-year, primarily reflecting higher trading volumes. Year-to-date Commissions and Related Revenue decreased $0.9 million, or 1%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions.

Asset Management and Administration Fees – Second quarter adjusted Asset Management and Administration Fees decreased $1.0 million, or 5%, year-over-year, primarily attributed to a 26% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter. The decrease was also driven by a decrease in fees from Wealth Management clients, as associated AUM decreased 6%, primarily from market depreciation. Year-to-date adjusted Asset Management and Administration Fees increased $0.5 million, or 1%, year-over-year, primarily driven by an increase in fees from Wealth Management clients. This was partially offset by a 25% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter.

Other Revenue – Second quarter adjusted Other Revenue, net, decreased $35.1 million year-over-year, primarily reflecting a shift from gains of $9.8 million to losses of $26.4 million on our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program. Year-to-date adjusted Other Revenue, net, decreased $45.4 million year-over-year, primarily reflecting a shift from gains of $16.0 million to losses of $31.5 million on our investment funds portfolio due to the overall market decline.

Adjusted Expenses

	Adjusted
	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$388,971	$407,798	(5%)	$818,706	$803,188	2%
Compensation Ratio	61.0%	59.0%		59.9%	59.0%
Non-Compensation Costs	$95,232	$73,054	30%	$178,987	$145,759	23%
Non-Compensation Ratio	14.9%	10.6%		13.1%	10.7%

Employee Compensation and Benefits – Second quarter adjusted Employee Compensation and Benefits decreased $18.8 million, or 5%, year-over-year, reflecting a compensation ratio of 61.0% for the quarter versus 59.0% for the prior year period. The decrease in Employee Compensation and Benefits compared to the prior year period principally reflects a lower accrual for incentive compensation, partially offset by higher base salaries, costs associated with investments in new hires and an increase in the amortization of prior period deferred compensation awards. Year-to-date adjusted Employee Compensation and Benefits increased $15.5 million, or 2%, year-over-year, reflecting a year-to-date adjusted compensation ratio of 59.9% versus 59.0% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects higher base salaries and costs associated with investments in new hires, as well as an increase in the amortization of prior period deferred compensation awards, partially offset by a lower accrual for incentive compensation. The adjusted Compensation Ratio was also impacted by the lower performance of our investment funds portfolio during the current year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – Second quarter adjusted Non-Compensation Costs increased $22.2 million, or 30%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, higher professional fees, including fee sharing agreements with sub advisors, as well as an increase in bad debt expense compared to a reversal of bad debt expense in the prior year period. The second quarter adjusted Non-Compensation ratio of 14.9% increased from 10.6% for the prior year period. Year-to-date adjusted Non-Compensation Costs increased $33.2 million, or 23%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, higher professional fees, including fee sharing agreements with sub advisors, as well as an increase in bad debt expense compared to a reversal of bad debt expense in the prior year period. The year-to-date adjusted Non-Compensation ratio of 13.1% increased from 10.7% for the prior year period.

Adjusted Effective Tax Rate

The second quarter adjusted effective tax rate was 27.0% versus 24.7% for the prior year period. The year-to-date adjusted effective tax rate was 21.2% versus 21.0% for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The year-to-date adjusted provision for income taxes for 2022 reflects an additional tax benefit of $20.3 million versus

$18.1 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of June 30, 2022, cash and cash equivalents were $444.3 million, investment securities and certificates of deposit were $1.1 billion and current assets exceeded current liabilities by $1.4 billion. Amounts due related to the Notes Payable were $371.7 million at June 30, 2022.

On June 28, 2022, the Company refinanced its Series B Notes through the issuance of $67 million aggregate principal amount of 4.61% Series J senior notes due November 15, 2028 through private placement. The Company incurred charges during the quarter related to the prepayment and acceleration of the remaining debt issuance costs related to the Series B Notes, which has been recorded as Special Charges, Including Business Realignment Costs, and are excluded from our Adjusted results.

Headcount

As of June 30, 2022 and 2021, the Company employed approximately 2,135 and 1,900 people, respectively, worldwide.

As of June 30, 2022 and 2021, the Company employed 174(1) and 149(2) total Senior Managing Directors, respectively, in its Investment Banking business, of which 134(1) and 109(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of June 30, 2022, adjusted to include two Advisory Senior Managing Directors that joined in July 2022 and two additional Advisory Senior Managing Directors committed to join in 2022.
(2) Senior Managing Director headcount as of June 30, 2021, adjusted for three additional Advisory Senior Managing Directors committed to join in 2021.

Deferred Compensation

Year-to-date, the Company granted to certain employees approximately 2.9 million unvested restricted stock units ("RSUs") (including 2.5 million granted in conjunction with the 2021 bonus awards) with a grant date fair value of approximately $359.5 million.

In addition, during the first quarter of 2022, the Company granted approximately $124 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2021 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $96.3 million and $187.5 million for the three and six months ended June 30, 2022, respectively, and $94.6 million and $177.5 million for the three and six months ended June 30, 2021, respectively.

As of June 30, 2022, the Company has approximately 5.8 million unvested RSUs with an aggregate grant date fair value of $660.5 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of June 30, 2022, the Company expects to pay an aggregate of $302.3 million related to our deferred cash compensation program at various dates through 2026, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On July 26, 2022, the Board of Directors of Evercore declared a quarterly dividend of $0.72 per share to be paid on September 9, 2022 to common stockholders of record on August 26, 2022.

During the second quarter, the Company repurchased approximately 0.1 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $110.92, and approximately 1.5 million shares at an average price per share of $109.92 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.6 million shares were acquired at an average price per share of $109.96. Year-to-date, the Company repurchased approximately 1.0 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $127.99, and approximately 2.6 million shares at an average price per share of $117.18 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 3.6 million shares were acquired at an average price per share of $120.13.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, July 27, 2022, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by registering for the call to receive the dial-in numbers and unique PIN to access the call. Please register at least 10 minutes before the conference call begins. The registration page can be accessed through the following link: https://register.vevent.com/register/BI9220b62372a34bd5ac01d3c9b244879f

A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Katy Haber
    Head of Investor Relations and ESG
212-822-7554

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues
Investment Banking:
Advisory Fees	$576,245	$560,814	$1,200,809	$1,072,732
Underwriting Fees	13,516	48,048	49,822	127,305
Commissions and Related Revenue	52,485	50,725	103,383	104,251
Asset Management and Administration Fees	15,968	16,183	33,083	31,132
Other Revenue, Including Interest and Investments	(23,039)	16,401	(24,818)	23,631
Total Revenues	635,175	692,171	1,362,279	1,359,051
Interest Expense(1)	4,258	4,306	8,508	8,876
Net Revenues	630,917	687,865	1,353,771	1,350,175

Expenses
Employee Compensation and Benefits	388,971	407,798	818,706	803,188
Occupancy and Equipment Rental	19,608	17,513	38,785	36,222
Professional Fees	27,767	21,401	51,913	43,008
Travel and Related Expenses	14,786	3,715	22,612	6,007
Communications and Information Services	14,384	14,080	30,412	28,109
Depreciation and Amortization	6,597	7,151	13,707	13,792
Execution, Clearing and Custody Fees	2,631	2,913	5,428	6,465
Special Charges, Including Business Realignment Costs	532	—	532	—
Acquisition and Transition Costs	—	—	—	7
Other Operating Expenses	9,459	6,281	16,130	12,156
Total Expenses	484,735	480,852	998,225	948,954

Income Before Income from Equity Method Investments and Income Taxes	146,182	207,013	355,546	401,221
Income from Equity Method Investments	2,274	3,394	4,786	6,418
Income Before Income Taxes	148,456	210,407	360,332	407,639
Provision for Income Taxes	38,562	46,478	73,344	78,159
Net Income	109,894	163,929	286,988	329,480
Net Income Attributable to Noncontrolling Interest	14,267	23,570	33,345	44,769
Net Income Attributable to Evercore Inc.	$95,627	$140,359	$253,643	$284,711

Net Income Attributable to Evercore Inc. Common Shareholders	$95,627	$140,359	$253,643	$284,711

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,834	40,667	39,507	41,010
Diluted	41,108	43,661	41,395	44,053

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$2.40	$3.45	$6.42	$6.94
Diluted	$2.33	$3.21	$6.13	$6.46

1.Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
b.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
c.Gain on Redemption of G5 Debt Security. The gain on the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
3.Special Charges, Including Business Realignment Costs. Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.
4.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
5.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

6.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Revenues - U.S. GAAP	$630,917	$687,865	$1,353,771	$1,350,175
Income from Equity Method Investments (1)	2,274	3,394	4,786	6,418
Interest Expense on Debt (2)	4,258	4,306	8,508	8,876
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	(4,374)	—	(4,374)
Net Revenues - Adjusted	$637,449	$691,191	$1,365,771	$1,361,095

Other Revenue, net - U.S. GAAP	$(27,297)	$12,095	$(33,326)	$14,755
Interest Expense on Debt (2)	4,258	4,306	8,508	8,876
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	(4,374)	—	(4,374)
Other Revenue, net - Adjusted	$(23,039)	$12,027	$(26,112)	$19,257

Operating Income - U.S. GAAP	$146,182	$207,013	$355,546	$401,221
Income from Equity Method Investments (1)	2,274	3,394	4,786	6,418
Pre-Tax Income - U.S. GAAP	148,456	210,407	360,332	407,639
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	(4,374)	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	532	—	532	—
Acquisition and Transition Costs (6)	—	—	—	7
Pre-Tax Income - Adjusted	148,988	206,033	359,570	403,272
Interest Expense on Debt (2)	4,258	4,306	8,508	8,876
Operating Income - Adjusted	$153,246	$210,339	$368,078	$412,148

Provision for Income Taxes - U.S. GAAP	$38,562	$46,478	$73,344	$78,159
Income Taxes (7)	1,597	4,403	2,740	6,529
Provision for Income Taxes - Adjusted	$40,159	$50,881	$76,084	$84,688

Net Income Attributable to Evercore Inc. - U.S. GAAP	$95,627	$140,359	$253,643	$284,711
Gain on Sale of Interests in ABS (3)	—	—	(1,294)	—
Gain on Redemption of G5 Debt Security (4)	—	(4,374)	—	(4,374)
Special Charges, Including Business Realignment Costs (5)	532	—	532	—
Acquisition and Transition Costs (6)	—	—	—	7
Income Taxes (7)	(1,597)	(4,403)	(2,740)	(6,529)
Noncontrolling Interest (8)	13,264	22,428	30,996	42,712
Net Income Attributable to Evercore Inc. - Adjusted	$107,826	$154,010	$281,137	$316,527

Diluted Shares Outstanding - U.S. GAAP	41,108	43,661	41,395	44,053
LP Units (9)	2,656	4,847	3,296	4,887
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	43,776	48,520	44,703	48,952

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$2.33	$3.21	$6.13	$6.46
Diluted Earnings Per Share - Adjusted	$2.46	$3.17	$6.29	$6.47

Operating Margin - U.S. GAAP	23.2%	30.1%	26.3%	29.7%
Operating Margin - Adjusted	24.0%	30.4%	27.0%	30.3%

Effective Tax Rate - U.S. GAAP	26.0%	22.1%	20.4%	19.2%
Effective Tax Rate - Adjusted	27.0%	24.7%	21.2%	21.0%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$576,245	$164	(1)	$576,409	$1,200,809	$538	(1)	$1,201,347
Underwriting Fees	13,516	—		13,516	49,822	—		49,822
Commissions and Related Revenue	52,485	—		52,485	103,383	—		103,383
Other Revenue, net	(26,996)	4,258	(2)	(22,738)	(34,463)	8,508	(2)	(25,955)
Net Revenues	615,250	4,422		619,672	1,319,551	9,046		1,328,597

Expenses:
Employee Compensation and Benefits	378,797	—		378,797	798,726	—		798,726
Non-Compensation Costs	91,743	—		91,743	172,386	—		172,386
Special Charges, Including Business Realignment Costs	532	(532)	(5)	—	532	(532)	(5)	—
Total Expenses	471,072	(532)		470,540	971,644	(532)		971,112

Operating Income (a)	$144,178	$4,954		$149,132	$347,907	$9,578		$357,485

Compensation Ratio (b)	61.6%			61.1%	60.5%			60.1%
Operating Margin (b)	23.4%			24.1%	26.4%			26.9%

	Investment Management Segment
	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$15,968	$2,110	(1)	$18,078	$33,083	$4,248	(1)	$37,331
Other Revenue, net	(301)	—		(301)	1,137	(1,294)	(3)	(157)
Net Revenues	15,667	2,110		17,777	34,220	2,954		37,174

Expenses:
Employee Compensation and Benefits	10,174	—		10,174	19,980	—		19,980
Non-Compensation Costs	3,489	—		3,489	6,601	—		6,601
Total Expenses	13,663	—		13,663	26,581	—		26,581

Operating Income (a)	$2,004	$2,110		$4,114	$7,639	$2,954		$10,593

Compensation Ratio (b)	64.9%			57.2%	58.4%			53.7%
Operating Margin (b)	12.8%			23.1%	22.3%			28.5%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$560,814	$549	(1)	$561,363	$1,072,732	$718	(1)	$1,073,450
Underwriting Fees	48,048	—		48,048	127,305	—		127,305
Commissions and Related Revenue	50,725	—		50,725	104,251	—		104,251
Other Revenue, net	11,233	(68)	(2)(4)	11,165	13,817	4,502	(2)(4)	18,319
Net Revenues	670,820	481		671,301	1,318,105	5,220		1,323,325

Expenses:
Employee Compensation and Benefits	398,164	—		398,164	784,846	—		784,846
Non-Compensation Costs	69,996	—		69,996	139,847	(7)	(6)	139,840
Total Expenses	468,160	—		468,160	924,693	(7)		924,686

Operating Income (a)	$202,660	$481		$203,141	$393,412	$5,227		$398,639

Compensation Ratio (b)	59.4%			59.3%	59.5%			59.3%
Operating Margin (b)	30.2%			30.3%	29.8%			30.1%

	Investment Management Segment
	Three Months Ended June 30, 2021				Six Months Ended June 30, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,183	$2,845	(1)	$19,028	$31,132	$5,700	(1)	$36,832
Other Revenue, net	862	—		862	938	—		938
Net Revenues	17,045	2,845		19,890	32,070	5,700		37,770

Expenses:
Employee Compensation and Benefits	9,634	—		9,634	18,342	—		18,342
Non-Compensation Costs	3,058	—		3,058	5,919	—		5,919
Total Expenses	12,692	—		12,692	24,261	—		24,261

Operating Income (a)	$4,353	$2,845		$7,198	$7,809	$5,700		$13,509

Compensation Ratio (b)	56.5%			48.4%	57.2%			48.6%
Operating Margin (b)	25.5%			36.2%	24.3%			35.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$576,245	$560,814	$1,200,809	$1,072,732
Underwriting Fees	13,516	48,048	49,822	127,305
Commissions and Related Revenue	52,485	50,725	103,383	104,251
Other Revenue, net	(26,996)	11,233	(34,463)	13,817
Net Revenues	615,250	670,820	1,319,551	1,318,105

Expenses:
Employee Compensation and Benefits	378,797	398,164	798,726	784,846
Non-Compensation Costs	91,743	69,996	172,386	139,847
Special Charges, Including Business Realignment Costs	532	—	532	—
Total Expenses	471,072	468,160	971,644	924,693

Operating Income (a)	$144,178	$202,660	$347,907	$393,412

Investment Management
Net Revenues:
Asset Management and Administration Fees	$15,968	$16,183	$33,083	$31,132
Other Revenue, net	(301)	862	1,137	938
Net Revenues	15,667	17,045	34,220	32,070

Expenses:
Employee Compensation and Benefits	10,174	9,634	19,980	18,342
Non-Compensation Costs	3,489	3,058	6,601	5,919
Total Expenses	13,663	12,692	26,581	24,261

Operating Income (a)	$2,004	$4,353	$7,639	$7,809

Total
Net Revenues:
Investment Banking:
Advisory Fees	$576,245	$560,814	$1,200,809	$1,072,732
Underwriting Fees	13,516	48,048	49,822	127,305
Commissions and Related Revenue	52,485	50,725	103,383	104,251
Asset Management and Administration Fees	15,968	16,183	33,083	31,132
Other Revenue, net	(27,297)	12,095	(33,326)	14,755
Net Revenues	630,917	687,865	1,353,771	1,350,175

Expenses:
Employee Compensation and Benefits	388,971	407,798	818,706	803,188
Non-Compensation Costs	95,232	73,054	178,987	145,766
Special Charges, Including Business Realignment Costs	532	—	532	—
Total Expenses	484,735	480,852	998,225	948,954

Operating Income (a)	$146,182	$207,013	$355,546	$401,221

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,608	$—		$19,608
Professional Fees	27,767	—		27,767
Travel and Related Expenses	14,786	—		14,786
Communications and Information Services	14,384	—		14,384
Depreciation and Amortization	6,597	—		6,597
Execution, Clearing and Custody Fees	2,631	—		2,631
Other Operating Expenses	9,459	—		9,459
Total Non-Compensation Costs	$95,232	$—		$95,232

	Three Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$17,513	$—		$17,513
Professional Fees	21,401	—		21,401
Travel and Related Expenses	3,715	—		3,715
Communications and Information Services	14,080	—		14,080
Depreciation and Amortization	7,151	—		7,151
Execution, Clearing and Custody Fees	2,913	—		2,913
Other Operating Expenses	6,281	—		6,281
Total Non-Compensation Costs	$73,054	$—		$73,054

	Six Months Ended June 30, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$38,785	$—		$38,785
Professional Fees	51,913	—		51,913
Travel and Related Expenses	22,612	—		22,612
Communications and Information Services	30,412	—		30,412
Depreciation and Amortization	13,707	—		13,707
Execution, Clearing and Custody Fees	5,428	—		5,428
Other Operating Expenses	16,130	—		16,130
Total Non-Compensation Costs	$178,987	$—		$178,987

	Six Months Ended June 30, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$36,222	$—		$36,222
Professional Fees	43,008	—		43,008
Travel and Related Expenses	6,007	—		6,007
Communications and Information Services	28,109	—		28,109
Depreciation and Amortization	13,792	—		13,792
Execution, Clearing and Custody Fees	6,465	—		6,465
Acquisition and Transition Costs	7	(7)	(6)	—
Other Operating Expenses	12,156	—		12,156
Total Non-Compensation Costs	$145,766	$(7)		$145,759

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see pages A-2 to A-3.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)The gain resulting from the redemption of the G5 debt security in the second quarter of 2021 is excluded from the Adjusted presentation.
(5)Expenses during 2022 that are excluded from the Adjusted presentation relate to charges associated with the prepayment of the Company's Series B Notes during the second quarter, as well as certain professional fees related to the ongoing liquidation of the Company's operations in Mexico.
(6)Professional fees incurred and costs related to transitioning acquisitions or divestitures are excluded from the Adjusted presentation.
(7)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(8)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(9)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.